UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  New York & Company, Inc. (the “Company”) announced the appointment of John Worthington, 50, to the role of President and Chief Operating Officer, effective November 3, 2014. Prior to joining New York & Company, Mr. Worthington spent 20 years in progressive leadership roles with Kohl’s Department Stores including Chief Administrative Officer, Senior Executive Vice President, Executive Vice President/Director of Stores, Senior Vice President and Regional Vice President.  Before that, Mr. Worthington held various leadership roles with May Department Stores, including its Stores and Buying departments.

Mr. Worthington and the Company entered into a letter agreement of employment (“employment agreement”) which sets forth the terms and conditions of his employment. Under the terms of the employment agreement, Mr. Worthington is entitled to: (i) an annual base salary of $750,000, (ii) participation in the Company’s cash incentive compensation plan with a target bonus of 75% of his base salary, and (iii) participation in the Company’s equity incentive plans and other employee benefit plans.  In addition, Mr. Worthington will receive the following: (i) an award of 750,000 stock appreciation rights that vest in four equal annual installments, (ii) an award of 250,000 shares of restricted stock that vest on the third anniversary of the grant date, (iii) a guarantee, subject to continued employment with the Company, that his Spring 2015 and his Fall 2015 target bonuses under the Company’s incentive compensation plan, which will total $281,250, will be paid, and (iv) reimbursement of certain relocation expenses and up to $90,000 for living expenses for a period of one year from his date of hire. If Mr. Worthington voluntarily resigns within 24 months of his start date, he will be required to repay the Company up to 100% of such expenses, depending on the number of months he was employed by the Company.

Upon a termination of employment by the Company without cause, and subject to all post- employment obligations as set forth in the employment agreement, Mr. Worthington would be entitled to be paid his base salary for a six month period following his separation date if it is within two years of his start date, and if it is after two years from his start date, he would be entitled to be paid his base salary for a twelve month period. Severance paid to Mr. Worthington under the terms of his employment agreement, would be offset by any salary earned at Mr. Worthington’s new employer.  Mr. Worthington has agreed to be bound by a six month non-compete provision upon voluntary resignation or termination for cause within two years of his start date with the Company, and a 12 month non-compete provision thereafter. Mr. Worthington has agreed to be bound by a 12 month non-solicitation provision.

A copy of the press release announcing Mr. Worthington’s appointment is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: November 4, 2014	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on November 4, 2014